EXHIBIT 99.1
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SUTRON CORPORATION REPORTS THIRD QUARTER 2006 RESULTS

NOVEMBER 8, 2006, STERLING, VA... Sutron Corporation, a leading provider of hydrological and meteorological monitoring products, systems and services, today reported financial results for the quarter ended September 30, 2006.

FINANCIAL HIGHLIGHTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2006:

-- Sales revenue was up 36% to $4,783,365 from $3,512,443 in the third quarter of 2005.

-- Net income was up 37% to $370,691 from $270,242 in the third quarter of 2005.

-- Earnings per share were $0.09 versus earnings of $0.06 per share during the third quarter of 2005.

-- Gross margin was 31.6% versus 38.5% in 2005.

"We are pleased with our reported revenues, earnings and customer orders received during the third quarter. Notwithstanding these favorable results, we experienced several project-specific related challenges, which we believe are of a non recurring nature, which impacted our gross margins for this quarter" said Raul McQuivey, Sutron's Chairman and Chief Executive Officer. "During the third quarter, we completed a substantial amount of work under a subcontract with Prime Controls to install monitoring stations on three canals in New Orleans and under two contracts with the U.S. Army Corps of Engineers to install instrumentation on eight locks in New Orleans. This work resulted in sales revenue of approximately $733,000 during the quarter but the projects were highly labor intensive and our profit margins were not as expected. Also, our Hydrological Services Division experienced difficulties with two projects in Florida that resulted in cost overruns. We anticipate that our profit margins will return to historical levels in the fourth quarter."

"Higher customer orders were received during the third quarter of 2006 as compared to 2005 and major orders are highlighted below. Total customer orders for the third quarter of 2006 were up 8% to approximately $6,187,000 from $5,747,000 in 2005. Total 2006 customer orders thru September 30, 2006 were up 21% to approximately $14,389,000 as compared with 2005 orders of approximately $11,916,000. Our contract backlog at September 30, 2006 stood at $11,948,000 as compared to $6,972,000 at September 30, 2005."

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006:

-- Revenue was up 26% to $13,280,647 from $10,564,260 in the first nine months of 2005.

-- Net income was up 56% to $1,238,862 versus net income of $794,513 in the first nine months of 2005.

-- Earnings per share were $0.29 versus $0.18 per share during the first nine months of 2005.

-- Gross margin was 37.6% versus 40.4% in 2005.
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OTHER Q3 2006 HIGHLIGHTS

Among other Q3 2006 highlights, Sutron:

-- Was awarded a contract in the amount of $676,757 from the US Army Corps of Engineers to modernize five locks in the New Orleans area. By providing expertise, systems and services to monitor, warn and control flood and storm surge factors, Sutron is playing a key role in securing critical infrastructure in the New Orleans area.

-- Received an order that totaled $674,298 from NOAA's National Ocean Service for NOS-approved Tide Stations.

-- Received an order that totaled $657,400 from the US Geological Survey's HIF for Sutron's GOES Satellite Transmitter/Logger, SatLink2, and various sensors for measuring water level. This order is primarily to replace equipment damaged as a result of Hurricane Katrina in Alabama, Mississippi, Louisiana, and Texas.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A FILED ON MAY 3, 2006. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.